==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                              --------------


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


             Date of report (Date of earliest event reported):
                      March 19, 1999 (March 18, 1999)




                              RCN CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)




       Delaware                      0-22825                  22-3498533
(State of incorporation      (Commission File Number)      (I.R.S. Employer
   or organization)                                       Identification No.)




                            105 Carnegie Center
                         Princeton, NJ 08540-6215
 (Address, including zip code of Registrant's principal executive offices)



    Registrant's telephone number, including area code:  (609) 734-3700


==============================================================================

               Item 5: Other Events

               On March 18, 1999, the Registrant announced that Hicks, Muse, Tate & Furst, through Hicks, Muse, Tate & Furst Equity Fund IV, L.P., has signed a commitment to purchase up to $250 million of a new issue of Series A 7% Senior Convertible Preferred Stock ("Series A Preferred Stock") of the Registrant in a private placement transaction. The Series A Preferred Stock will have an annual dividend rate of 7% payable quarterly in cash or additional shares of Series A Preferred Stock at the option of the Registrant and will have an initial conversion price of $39.00 per share (which represents a 30% premium over the five-day average closing price of the Common Stock of the Registrant). The Series A Preferred Stock is convertible into Common Stock of the Registrant at any time. The issue has a final maturity of 15 years, but may be called by the Registrant after four years. In connection with the transaction, Hicks, Muse, Tate & Furst will nominate Michael J. Levitt, a Partner of Hicks, Muse, Tate & Furst to become a member of the Board of Directors of the Registrant. The Registrant has also received a commitment for $1 billion of senior secured credit facilities from The Chase Manhattan Bank.

               The Series A Preferred Stock has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.



                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.


                                      RCN CORPORATION


                                      By: /s/ Bruce C. Godfrey
                                          -----------------------------------
                                          Name:  Bruce C. Godfrey
                                          Title: Executive Vice President
                                                 and Chief Financial Officer


Date: March 19, 1999